EXHIBIT 10.7
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                   Article 10 Appendix A for fiscal year 2004
                 Item 3.2 Amendment to CEO Employment Agreement

The Board of Directors will make a bonus award to the CEO based upon performance. The target bonus will be $75,000 and maximum will be $150,000. Factors to be considered are revenue, profit and accomplishment of milestones.